Exhibit 5.1

July 30, 2009

UQM Technologies, Inc.

7501 Miller Drive
Frederick, Colorado 80530

Re:UQM Technologies, Inc.

Ladies and Gentlemen:

We have acted as counsel to UQM Technologies, Inc., a Colorado corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act"), on or about July 30, 2009. The prospectus (the "Prospectus") that forms part of the Registration Statement provides that it will be supplemented in the future by one or more prospectus supplements (each, a "Prospectus Supplement"). The Registration Statement, including the Prospectus as supplemented from time to time by one or more Prospectus Supplements, relates to the proposed issuance from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of up to 15,000,000 shares (the "Shares") of common stock, $0.01 par value per share, of the Company (the "Common Stock").

In connection with this opinion, we have examined the following documents:

(a) the Registration Statement;

(b) the Articles of Incorporation of the Company, as amended to date, certified as of a recent date by an officer of the Company;

(c) the Bylaws of the Company, as amended to date, certified as of a recent date by an officer of the Company; and

(d) resolutions adopted by the Board of Directors or a duly authorized committee thereof (the "Board") of the Company relating to the Registration Statement, certified as of a recent date by an officer of the Company.

In addition, we have examined and relied upon the originals or copies of such other documents, corporate records and other writings that we consider relevant for purposes of this opinion. As to certain factual matters, we have relied upon certificates of the officers of the Company or on certificates or other documents from public officials in certain jurisdictions and have not independently sought to verify such matters.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of officers of the Company and of certificates and other documents from public officials; and the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

We have also assumed that, at the time of issuance, sale and delivery of the Shares, a sufficient number of shares of Common Stock will be authorized and available for issuance and that the consideration for the issuance and sale of the Shares will be in an amount that is not less than the par value of the Common Stock.

On the basis of the foregoing and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that (subject to compliance with the pertinent provisions of the Securities Act and such securities or "blue sky" laws of any jurisdiction as may be applicable, as to which we express no opinion) with respect to the Shares offered under the Registration Statement, provided that at the time of issuance, sale and delivery of the Shares: (i) the Registration Statement and any required post-effective amendment thereto have all become, and remain, effective under the Securities Act and no stop order has been issued by the SEC relating to the Registration Statement, and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws, rules and regulations have been delivered and filed in compliance with and as required by such laws, rules and regulations; (ii) the Board has duly adopted in accordance with the Articles of Incorporation and Bylaws (as such terms are defined below) and the Colorado Business Corporations Act final resolutions authorizing the terms of and the issuance and sale of the Shares as contemplated by the Registration Statement and such resolutions have not been modified or rescinded; (iii) the terms of the Shares and the issuance and sale of the Shares do not violate any applicable law, are in conformity with the Company's then operative Amended and Restated Articles of Incorporation (the "Articles of Incorporation") and Bylaws (the "Bylaws"), do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company; (iv) the Shares have been issued as provided in the resolutions of the Board of the Company described in clause (ii) above; (v) the certificates, if any, for the Shares have been duly executed by the Company and countersigned by the transfer agent therefor; and (vi) the Shares (including any certificates therefor) have been duly delivered to the purchasers thereof against payment of the agreed consideration therefor as described in the Registration Statement and in accordance with the terms of any purchase, underwriting or similar agreement, if any, then the Shares, when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and in accordance with any applicable duly authorized, executed and delivered purchase, underwriting or similar agreement, will be duly authorized, validly issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of Colorado .

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus which forms part of the Registration Statement. In giving this consent, we do not admit we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters. The opinions expressed herein may not be quoted in whole or in part or otherwise used or referred to in connection with any other transaction.

Sincerely,

/s/ Holme Roberts & Owen LLP